                                                                   EXHIBIT 10.13


                RESIGNATION AGREEMENT AND MUTUAL GENERAL RELEASE


        This Resignation Agreement and Mutual General Release ("Agreement"), entered into by and between Western Water Company, a Delaware corporation ("Western Water"), on the one hand, and Eric R. Robbins, an individual ("Robbins"), on the other hand (Western Water and Robbins are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties"), is made with respect to the following facts:

                                 R E C I T A L S

        A. Western Water and Robbins entered into an Employment Agreement dated August 15, 1997.

        B. Robbins and Western Water desire to terminate the Employment
Agreement.

        C. The Parties now intend to fully and finally settle and compromise any and all other Claims (as defined below) of any type, whether known or unknown, arising prior to the date hereof, and to execute and deliver this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

                              OPERATIVE PROVISIONS

        1. Resignation. Robbins shall resign effective January 31, 1998, in all capacities as an officer and employee of Western Water by executing Exhibit A attached hereto contemporaneous with the execution of this Agreement by the Parties.

        2. Consideration. Western Water and Robbins agree to the following actions in full discharge of any and all of Western Water's obligations to Robbins including, without limitation, any possible claims of Robbins:

                (a) In consideration of Robbins' performance of his obligations under this Agreement, Western Water shall pay to Robbins as a severance payment the sum of Three Hundred and Thirty Thousand Dollars ($330,000.00) less deductions required by law, including without limitation FICA, State and Federal withholding, and SDI ("appropriate withholdings"). This sum shall be paid to Robbins in the form of forty-eight (48) equal payments over a period of two (2) years. The payments shall be made to Robbins twice per month, on the 15th and last business days of each month, commencing February 13, 1998 and concluding on January 31, 2000.

                (b) On February 1, 1998, Western Water shall pay to Robbins Nine Thousand Five Hundred Nineteen Dollars ($9,519.00) for accrued vacation time to which Robbins is entitled, less appropriate withholdings and less the advance of Five Thousand Dollars ($5,000.00) Western Water previously made to Robbins.

                (c) Robbins presently owns incentive or non-qualified options to purchase 160,000 shares of common stock of Western Water. The terms of such options shall be and are hereby amended to provide that on the date of the execution of this agreement they will be fully vested, and all 160,000 options shall expire on the second anniversary of the execution of this Agreement, if not sooner exercised.

                (d) In consideration of the payments to be made in sub-section 2(a), and to ensure an orderly transition for Western Water matters on which he is working, Robbins hereby agrees that he will act as a consultant to Western Water from February 1, 1998 to March 31, 1998, on an "as-needed" basis, not to exceed 40 hours per week. Robbins shall perform such consulting services under the direction of and at the request of the President of Western Water Company. Robbins shall not charge Western Water for these consulting services; however, upon presentation by Robbins of appropriate documentation of the expenses incurred, Western Water shall reimburse Robbins for all reasonable and necessary out-of-pocket expenses he incurs in performing such consulting services.

                (e) Western Water shall reimburse Robbins for all corporate expenses Robbins incurs on Western Water's behalf through January 31, 1998, upon presentation by Robbins to Western Water of appropriate documentation of the expenses incurred.

                (f) Robbins shall be entitled to keep and retain the Xerox machine, computer, computer related equipment, fax machine, office supplies, and materials located at 24976 Oxford Drive, Laguna Niguel, California (Robbins' residence from which he has conducted Western Water's marketing and sales activities).

                (g) Western Water shall reimburse Robbins for all his attorneys' fees incurred in preparing, negotiating and completing this Agreement, up to the sum of $2,000.00, subject to appropriate documentation of such attorneys' fees.

        3. Release by Robbins. Subject to Section 15, Robbins, on behalf of himself and his spouse, family members, relatives, affiliates, assignors, assigns, predecessors and successors-in-interest, and their respective officers, directors, shareholders, principals, partners, employees, assigns, and attorneys (collectively the "Robbins Releasing Parties"), hereby forever unconditionally releases and discharges Western Water (including its shareholders, officers, directors, employees, subsidiaries and affiliates, agents, lawyers and representatives), and their spouses, family members, relatives, predecessors and successors-in-interest, and their respective affiliates, servants, agents, representatives, assigns and attorneys (collectively the "Western Water Released Parties"), from any and all rights, liabilities, claims, demands, damages, costs, fees, expenses, losses, judgments, liens, interests, debts, actions and causes of action of every kind whatsoever (collectively, the "Claims") that Robbins has, had or may have, arising or accruing on or before the date hereof, regardless of whether asserted before, on or after the date hereof, and regardless of whether known or unknown, including without limitation the following: (a) Robbins' employment with Western Water;
(b) the cessation of Robbins' employment with Western Water; (c) the allegations by Robbins regarding allegedly improper management policies and practices of Western Water; (d) violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any breach of fiduciary obligation, or any tort, including, without limitation, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, fraud, negligent misrepresentation, wrongful discharge in violation of public policy or any legal restrictions on Western Water's right to terminate employees, or any federal, state, or other governmental statute, regulation or ordinance, including, without limitation; i) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex, and national origin discrimination); ii) 42 U.S.C.
Section 1981 (discrimination); iii) 29 U.S.C. Section 206(d)(1) (equal pay); iv) the California Fair Employment and Housing Act (discrimination including race, color, national origin, ancestry, physical handicap, medical condition, marital status, sex or age); v) Executive Order 11246 (race, color, religion, sex and national origin discrimination); vi) Sections 503 and 504 of the Rehabilitation Act of 1973 (handicap discrimination); vii) California Labor Code (wages, hours and other regulations of employment); and viii) the Employee Retirement Income Security Act of 1974 (ERISA) (denial of employee benefits) (collectively the "Robbins Released Claims"). Robbins agrees never to seek, reapply or apply for employment or reemployment from Western Water or the Western Water Released Parties, and agrees not to bring any action of any kind, administrative or judicial, based upon any future denial of employment or reemployment, excepting only Robbins' professional association with former Western Water officer and director John Huston with Integrated Water Technologies, otherwise known as IWT.

        4. Covenant Not to Sue by Robbins. Subject to Section 15, Robbins, on his behalf and on behalf of the Robbins Releasing Parties, hereby forever unconditionally agrees and covenants to refrain from suing Western Water or any of the Western Water Released Parties or bringing any action of any kind whatsoever against Western Water or any of the Western Water Released Parties with respect to the Robbins Released Claims.

        5. Release by Western Water. Subject to Section 15, Western Water, on behalf of itself and on behalf of its affiliates, assignors, assigns, predecessors and successors-in-interest, and their respective officers, directors, shareholders, principals, partners, employees, assigns, and attorneys (collectively the "Western Water Releasing Parties"), hereby forever unconditionally releases and discharges Robbins and his spouse, family members, relatives, predecessors and successors-in-interest, and their respective officers, directors, shareholders, principals, partners, employees, affiliates, servants, representatives, assigns and attorneys (collectively the "Robbins Released Parties") from any and all rights, liabilities, claims, demands, damages, costs, fees, expenses, losses, judgments, liens, interests, debts, actions, and causes of action of every kind whatsoever (collectively the "Claims") that Western Water has, had or may have, arising or accruing on or before the date hereof, regardless of whether asserted before, on or after the date hereof, and regardless of whether known or unknown, including without limitation the following: (a) Robbins' employment with Western Water; (b) the cessation of Robbins' employment with Western Water; (c) the allegations by Robbins regarding allegedly improper management policies and practices of Western Water; and (d) violations of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any breach of fiduciary obligation, or any tort, including, without limitation, defamation, invasion of privacy, intentional or negligent infliction of emotional distress, fraud, negligent misrepresentation, or any federal, state, or other governmental statute, regulation or ordinance (collectively the "Western Water Released Claims").

        6. Covenant Not to Sue by Western Water. Subject to Section 15, Western Water, on its behalf and on behalf of the Western Water Releasing Parties, hereby forever unconditionally agrees and covenants to refrain from suing Robbins or any of the Robbins Released Parties or bringing any action of any kind whatsoever against Robbins or any of the Robbins Released Parties with respect to the Western Water Released Claims.

        7. Unknown Claims. Subject to Section 15, Robbins, on his behalf and on behalf of the Robbins Releasing Parties, and Western Water, on its behalf and on behalf of the Western Water Releasing Parties, understand and hereby agree that this Agreement shall act as a release of any and all Robbins Released Claims and Western Water Released Claims, respectively, whether known or unknown, arising, accruing or based on facts, events or circumstances in existence on or before the date hereof, whether known or unknown, that each of the Parties has, had or may ever have against each of the other Parties relating to the Robbins Released Claims and the Western Water Released Claims.

               In this connection, each of Robbins, on his behalf and on behalf of the Robbins Releasing Parties, and Western Water, on its behalf and on behalf of the Western Water Releasing Parties, acknowledge that, subject to Section 15 hereof, each hereby releases the Robbins Released Claims, and Western Water Released Claims, respectively, whether such currently are known or unknown, foreseen or unforeseen, suspected to exist or not suspected to exist, and each of the Parties acknowledges that each has read, is familiar with, understands and waives the provisions of California Civil Code Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

               Furthermore, each of the Parties acknowledges that the foregoing waivers were separately bargained for and are a key element of the consideration for entering into this Agreement.

        8. Insurance and Indemnification. Nothing contained in this Agreement shall be interpreted or construed or deemed to be interpreted or construed as preventing Robbins from obtaining indemnification from Western Water if such indemnification otherwise would be available to Robbins strictly in accordance with Article 11 of the Bylaws of Western Water and applicable common or statutory law.

        9. Information. "Confidential Information" means documented information not in the public domain and not published that Western Water or the Western Water Released Parties, in the period preceding and up to and including the cessation of Robbins' employment, developed, compiled, owned, or have received under conditions of confidentiality, and Western Water trade secrets, Western Water unpublished data, Western Water marketing plans, Western Water business plans, Western Water unpublished financial information, Western Water budgets, and Western Water corporate unpublished projections, strategies, research, or forecasts, the disclosure of which could be detrimental to Western Water or subject Western Water to liability to a third party. Robbins acknowledges that by reason of his position with Western Water he has been given access to such Confidential Information. Robbins represents and warrants that he does have in his possession, but will deliver to Western Water prior to January 31, 1998, any and all documented Confidential Information and any copies thereof, together with all documents belonging to Western Water or the Western Water Released Parties. Robbins agrees that he shall preserve as confidential and not use any Confidential Information.

        10. Taxes. Except for the appropriate withholdings, Robbins shall be liable for the payment of all federal and state taxes which may be due as a result of the payment of Western Water to Robbins of the consideration stated in sub-Sections 2(a) through 2 (g). Should Robbins not pay all state and federal taxes which may be due as the result of Western Water's payment to him of said consideration, Robbins agrees to save, hold harmless, indemnify and defend (with counsel acceptable to Western Water) Western Water and the Western Water Released Parties from any and all loss, cost, fees, claims, damages or expense's (including without limitation reasonable attorney's fees, costs and disbursements) taxes, interest or penalties incurred by Western Water and the Western Water Released Parties in any way arising out of a breach of Robbins' obligations arising out of this section 10.

        11. No Duress. Each of the Parties hereto acknowledges that each has been advised by or has had the opportunity to consult legal counsel in connection with the granting of the releases contained in this Agreement and that this Agreement is entered into freely, without duress, coercion, menace or other undue influence.

        12. Voluntary Execution. Each of the Parties hereto: (a) voluntarily and knowingly executes this Agreement with the intent of effecting the extinguishment of the Robbins Released Claims and the Western Water Released Claims, whichever applies; (b) has read this Agreement and understands all of its terms; and (c) has executed this Agreement, with full knowledge of its significance without relying upon any representations or warranties, except those set forth as provided for herein, by any of the other Parties or their attorneys.

        13. Representations and Warranties. Each of the Parties hereto represents and warrants that: (a) the person executing this Agreement on behalf of such Party has the authority to execute and deliver this Agreement; (b) he or it has taken all necessary action to authorize the execution and delivery of this Agreement; and (c) he or it has all requisite power to consummate the transactions contemplated by this Agreement and to perform the obligations under this Agreement.

        14. No Admission of Liability. This Agreement is a compromise of disputed claims, and the execution of this Agreement shall not be considered or treated at any time or for any purpose as an admission of liability by any of the Parties to this Agreement. No past or present wrongdoing on the part of any of the Parties shall be implied from the negotiation or the consummation of this Agreement.

        15. Effectiveness of Agreement and Releases. The date of execution or entry into this Agreement shall be deemed the last date of execution of the Agreement by any of the Parties (the "Date of Entry"). This Agreement is intended to and shall become effective only upon the execution of this Agreement by each of the Parties hereto. The releases set forth in this Agreement shall not apply to breaches of this Agreement by either Party.

        16. No Transfer of Claims. Except as otherwise provided herein, each Party warrants and represents to the other Party that it has not transferred, assigned, sold, hypothecated or otherwise conveyed, or purported to transfer, assign, sell, hypothecate or otherwise convey, any of the Robbins Released Claims or Western Water Released Claims, as the case may be, that such Party may have against the other Party, and each Party hereby agrees to save, hold harmless, indemnify and defend (with counsel reasonably acceptable to the indemnified Party) the other Party from and against any and all loss, cost, fees, claims, damages or expenses (including without limitation reasonable attorneys' fees, costs and disbursements) in any way arising out of a breach of the foregoing representations.

        17. Confidentiality of Agreement. Except for the public announcement attached as Exhibit B hereto, and except as provided in sub-Section 19(b), no public announcement concerning the negotiation, execution and/or delivery of this Agreement or the transactions contemplated hereby, or concerning the facts and circumstances surrounding Robbins' cessation of employment with Western Water (the "Settlement Information"), shall be made by any Party, and all Settlement Information shall be deemed confidential. Either Party's disclosure of the fact that the Parties entered into this Agreement shall not be deemed a public announcement of Settlement Information within the meaning of this Section 17.

        18. Non-Defamatory and Disparaging Statements. Neither Party shall make any defamatory statements concerning the other Party. Each Party represents and warrants that such Party and its agents, representatives and attorneys have not made, at any time, any defamatory statements regarding the other Party to any third party. Robbins agrees that he has not, directly or indirectly, disparaged, and will not, directly or indirectly disparage, Western Water in any way, and that he will not make any disparaging comments to entities (including, without limitation, banks and shareholders) doing business with or contemplating doing business with Western Water concerning Western Water, its officers and directors, its management policies, and its properties. Western Water, on its behalf and on behalf of the Western Water Released Parties, agrees that it has not, directly or indirectly, disparaged Robbins in any way, and that it will not make any disparaging comments to entities (including, without limitation, banks and shareholders) doing business with or contemplating doing business with Robbins.

        19. Disclosure Provision. Notwithstanding any provision to the contrary contained herein, each Party shall be entitled to disclose the Settlement
Information: (a) to the extent the same shall have otherwise become publicly available (unless made publicly available only by the Party seeking to disclose the same); (b) to their spouses, attorneys, and accountants, provided such persons are informed of this confidentiality provision and agree to be bound hereby; (c) as required by federal or state law, including without limitation federal or state securities laws; (d) as required by court order deposition or document subpoena or otherwise in truthful statements made under oath or penalty of perjury; or (e) as necessary to enforce this Agreement or any provision or term of this Agreement, or defend against the alleged breach of this Agreement or any provision or term of this Agreement.

        20.    Miscellaneous.

                (a) Attorneys' Fees. Should any Party to this Agreement reasonably retain counsel for the purpose of enforcing any provision of this Agreement, including without limitation instituting any action or proceeding to enforce any provision of this Agreement, for damages or injunctive or other relief by reason of any alleged breach of any provision of this Agreement for a declaration based on a demonstrated necessity of such Party's rights or obligations under this Agreement, or for any other judicial or equitable remedy, then if the matter is resolved by judicial or quasi judicial determination (including arbitration, if such arbitration is agreed to by the Parties), the prevailing Party or Parties shall be entitled, in addition such other relief as may be granted, to be reimbursed by the losing Party or Parties for all reasonable costs and expenses incurred, including without limitation all reasonable attorneys' fees and costs for services rendered to the prevailing Party or Parties and all reasonable attorneys' fees and costs incurred in enforcing any judgment or order entered. The prevailing Party or Parties shall be determined by the court (or arbitrator, if arbitration is agreed to by the Parties) in the initial or any subsequent proceeding.

                (b) Controlling Law. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of California, without giving effect to any choice-of-law or conflicts-of-laws rule or principle that would result in application of other laws.

                (c) Headings. Headings, titles and captions hereof are for convenience only and shall not constitute a portion of this Agreement or be used for the interpretation thereof.

                (d) Amendment. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged, or terminated except by an instrument in writing signed by the Party against which the enforcement of such writing is sought, and then only to the extent set forth in writing.

                (e) Waiver. Any waiver of any provision or of any breach of any provision of this Agreement must be in writing and any waiver by any Party of any breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of any Party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered or construed or deemed a waiver of any provision, or any breach of any provision, of this Agreement or deprive that Party of the right thereafter to insist upon strict adherence to that term or provision, or any other term or provision, of this Agreement. No delay or omission on the part of any of the Parties in exercising any right under this Agreement shall operate as a waiver of any such right or any other right under this Agreement.

                (f) Liberal Construction. This Agreement constitutes a fully negotiated agreement among commercially sophisticated parties, each assisted by legal counsel, and the terms of this Agreement shall not be construed or interpreted for or against any Party hereto. The Parties hereby agree that California Civil Code Section 1654 shall not apply to the terms of this Agreement.

                (g) Entire Agreement. This Agreement constitutes the entire understanding between the Parties with respect to the matters set forth herein and supersedes all prior or contemporaneous understandings or agreements between the Parties with respect to the subject matter hereof whether oral or written.

                (h) Notice. Any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any of the Parties in connection with this Agreement shall be in writing. Such notice shall be personally served, sent by facsimile, telegram, or cable, or sent prepaid by registered or certified mail with return receipt requested, or sent by reputable overnight delivery service, such as Federal Express, and shall be deemed given:
i) if personally served, when delivered to the Party to whom such notice is addressed; ii) if given by facsimile, telegram, or cable, when sent; iii) if given by prepaid or certified mail with return receipt requested, on the date of execution of the return receipt; or iv) if sent by reputable overnight delivery service, such as Federal Express, when received. Any notice given by facsimile, telegram, or cable shall be confirmed in writing by the Party sending such notice, and such confirmation shall be delivered or sent by any of the other means of delivery set forth in this Section 20, within forty-eight (48) hours after notice was sent by facsimile, telegram or cable. Such notices shall be addressed to the Party to whom such notice is to be given at the Party's address set forth below or as such Party shall otherwise direct in a writing to all other Parties delivered or sent in accordance with this Section 20(h).

If to Western Water, to:

        Western Water Company
        4660 La Jolla Village Drive
        Suite 825
        San Diego, California 92122
        Attn: Peter L. Jensen
        Fax No. (619) 535-9260

With a copy to:

        Lorenz Alhadeff Cannon & Rose, LLP
        550 West C Street
        Nineteenth Floor
        San Diego, California 92101
        Attn: Keith R. Solar, Esq.
        Fax No. (619) 231-8323

If to Robbins, to:

        Eric R. Robbins
        24976 Oxford Drive
        Laguna Niguel, California 92677

With a copy to:

        Strauss & Asher
        750 B Street
        Suite 1910
        San Diego, CA 92101
        Attn: David Strauss, Esq.
        Fax No. (619) 237-5311

                (i) Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assignable by any Party without the prior written consent of all other Parties, which shall not be unreasonably withheld. Subject to the foregoing restriction, provisions of this Agreement shall be binding upon and inure to the benefit of all affiliates, parent corporations, subsidiaries, assigns, successors-in-interest, personal representatives, administrators, spouses, family members, relatives, heirs, devisees and legatees of the Parties hereto.

                (j) Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect notwithstanding such invalidity, illegality or unenforceability.

                (k) Good Faith and Fair Dealing. The Parties hereto acknowledge and agree that the performances required by the provisions of this Agreement shall be undertaken in good faith, and with all Parties dealing fairly with each other.

                (l) No Third Party Beneficiaries. This Agreement does not create, and shall not be construed to create, any rights enforceable by any person, partnership, corporation, joint venture, limited liability company or other form of organization or association of any kind, not a Party to this Agreement, excepting only those rights benefiting non-parties to this Agreement created by the terms of Sections 3, 5, 9 and 20(i) in this Agreement.

                (m) Costs and Fees of Litigation. Except as otherwise set forth in this Agreement, each of the Parties acknowledges and agrees that each of the Parties shall bear his or its own attorney's fees and costs incurred on account of, or in any way related to or arising from, the negotiation and execution of this Agreement.

                (n) Arbitration. Any dispute or controversy between the Parties in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, otherwise in any way arising out of, related to, or connected with Robbins' employment with Western Water, shall be resolved through final and binding arbitration in San Diego, California, pursuant to California Civil Procedure Code Section 12801294.2, and shall include limited discovery rights as agreed to by the Parties, or as ordered by the arbitrator. The arbitration shall be before the American Arbitration Association Employee Dispute Panel and shall be governed by the National Rules for the Resolution of Employment Disputes and/or the Commercial Arbitration Rules promulgated by the American Arbitration Association. In the event of such arbitration, it is the intent of the parties to provide for judicial review of the arbitrator's award for errors of law and fact and to permit the reviewing court to revise and correct the award accordingly. The prevailing Party shall be entitled to recover all reasonable costs and expenses incurred by such Party in connection therewith, including attorneys' fees. The non-prevailing Party shall also be solely responsible for all costs of the arbitration, including, but not limited to, the arbitrators' fees, court reporters' fees, and any and all other administrative costs of the arbitration, and promptly shall reimburse the prevailing Party for any portion of such costs previously paid the prevailing Party. Any dispute as to the reasonableness of costs and expenses shall be determined by the arbitrator.

                (o) Competition and Non-Solicitation. Robbins agrees that for a period of 24 months from the Entry Date of this Agreement Robbins shall not directly or indirectly, without the prior written consent of Western Water:

                      (i) solicit, entice, persuade or induce any employee, consultant, agent or independent contractor of Western Water, or any of the subsidiaries or affiliates of Western Water, to become employed by any person, firm or corporation other than Western Water, or such subsidiary or affiliate, or approach any such employee, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any such actions by any third party; provided, however, this restriction does not apply to Robbins' association with former Western Water officer, director, and employee John Huston;

                      (ii) directly or indirectly own, control, or invest in any entity (other than Western Water and Integrated Water Technologies, otherwise known as ("IWT") which buys or sells water rights in the states of Utah, California, Nevada, Arizona, and New Mexico; provided, however, that notwithstanding anything herein to the contrary, nothing shall limit Robbins' right to hold and make passive investments not in excess of 5% of the outstanding Common Stock of any publicly traded entity; or

                      (iii) solicit any entity presently having a contractual relationship with Western Water, which at the time of solicitation has a contractual relationship with Western Water.

               (p) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature page(s) executed by one or more of the other Parties. Each of the Parties agrees that each of the other Parties may rely upon the facsimile signature of any Party on this Agreement as constituting a duly authorized, irrevocable, actual, current delivery of this Agreement as fully as if this Agreement contained the original ink signature of the Party or Parties supplying a facsimile signature.

IN WITNESS WHEREOF, this Agreement is executed as of the last date below written.


WESTERN WATER COMPANY, a Delaware corporation




/s/     PETER L. JENSEN                       Dated:  January 30, 1998.
----------------------------------
By: Peter L. Jensen, President



ERIC R. ROBBINS ("ROBBINS")



/s/     ERIC R. ROBBINS                       Dated:  January 30, 1998.
-----------------------------------
Eric R. Robbins


APPROVED AS TO FORM AND CONTENT:

LORENZ ALHADEFF CANNON 8 ROSE, LLP



By: /s/ KEITH R. SOLAR
   -----------------------------------
        Keith R. Solar, Esq.
        Robert J. Parks, Esq.
        Attorney for Western Water Company

STRAUSS & ASHER



By:  /s/       MARK A. BENNETT
   -----------------------------------
        David J. Strauss, Esq.
        Mark A. Bennett, Esq.
        Attorney for Eric R. Robbins



                                CONSENT OF SPOUSE

        I, Kristine M. Robbins, acknowledge that I have read the foregoing Resignation Agreement and Mutual General Release ("Agreement") and that I know its contents. I am aware that by its provisions my spouse, Eric R. Robbins, agrees to waive and release the Robbins Released Claims, as that term is defined in the Agreement, against Western Water and the Western Water Released Parties, as those terms are defined in the Agreement, including my community interest, if any, in the Robbins Released Claims. I am aware that my spouse was given or took 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period. I hereby consent to my spouse's waiver and release of the Robbins Released Claims and to my spouse's execution of the Agreement prior to the expiration of the 21-day period, and agree that the Robbins Released Claims and my interest in them are subject to the provisions of the Agreement and that I will take no action at any time to hinder operation of the Agreement or to assert any of the Robbins Released Claims against Western Water or the Western Water Released Parties.

        I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

        Executed this 29th day of January, 1998 in Laguna Niguel, California.



                                            /s/    KRISTINE M. ROBBINS
                                            ------------------------------------
                                            Kristine M. Robbins

                                    EXHIBIT A


        This is to advise you that effective January 31, 1998, I hereby resign my positions as an officer and an employee of Western Water Company and any subsidiaries or affiliates of Western Water Company.



                                            /s/    ERIC R. ROBBINS
                                            ------------------------------------
                                            Eric R. Robbins

                                    EXHIBIT B

        WESTERN WATER COMPANY ANNOUNCES OF RESIGNATION OF ERIC R. ROBBINS
                 AS AN OFFICER AND VICE PRESIDENT OF THE COMPANY

        Western Water Company (Nasdaq: WWTR) announced today that Eric R. Robbins has resigned as an Officer and Vice President of the Company.

        Peter L. Jensen, President of Western Water, said: "Mr. Robbins assisted Western Water in identifying and developing new markets for the Company. His expertise and contacts helped Western Water become a leader in the emerging water transfer market. I look forward to working with him in his new pursuits and expect to have a productive and ongoing relationship."